                                   EXHIBIT 1


                               October 22, 1997




To Shareholders of Delchamps, Inc.
Wishing to Exercise Dissenter's Rights

         Re:      Participation in Delchamps, Inc. Dissenters' Rights Group
                  ---------------------------------------------------------

Dear Sir or Madam:

                  This letter agreement ("Agreement") sets forth the terms upon which the undersigned (the "Member") has agreed to participate in the Delchamps, Inc. Dissenters' Rights Group (the "Group"). The Group will be formed among certain shareholders of Delchamps, Inc. (the "Company") who wish to combine their resources and, jointly through the Agent (defined below), exercise dissenters' rights under the Alabama Business Corporation Act ("ABCA") with respect to the proposed merger of Delta Acquisition Corporation into the Company (the "Merger"). Under the terms of the Merger, the Member and all other Group Members have been offered $30 for each share of the Company's common stock owned by them. The goal to be pursued by the Agent on behalf of the Group is to achieve the fair value for the shares of Company stock owned by the Group Members, which value the Group Members believe is substantially in excess of $30 per share, together with reimbursement of attorneys' fees, court costs and other expenses incurred in connection with the exercise of dissenters' rights by the Group.

                  THE MEMBER ACKNOWLEDGES THAT NEITHER THE AGENT NOR ANYONE ELSE HAS MADE ANY REPRESENTATION, GUARANTY OR PROMISE TO THE MEMBER THAT THE MEMBER WILL RECEIVE GREATER THAN $30 PER SHARE FOR COMPANY STOCK AS A RESULT OF MEMBERSHIP IN THE GROUP, OR THAT THE MEMBER WILL BE REIMBURSED ANY AMOUNTS PAID BY THE MEMBER UNDER THIS AGREEMENT. THE MEMBER FURTHER ACKNOWLEDGES THAT NEITHER THE AGENT NOR ANYONE ELSE HAS MADE ANY REPRESENTATION, GUARANTY OR PROMISE THAT $30 PER SHARE IS THE MINIMUM PRICE THAT THE MEMBER WILL RECEIVE FOR HIS OR HER SHARES OF STOCK OF THE COMPANY.

1.       APPOINTMENT AND AUTHORITY OF AGENT.
         ----------------------------------

                  The Member hereby appoints Frederick T. Kuykendall, III (the "Agent") as the Member's proxy, agent and attorney-in-fact, to act for the Member and the Group in connection

2
October 22,1997


with all matters involving the Member's shares of stock of the Company. Without limiting the generality of the foregoing, the Member specifically authorizes the Agent to perform all of the following acts and exercise all of the following powers for the Member and in his or her name, place and stead:

         (a) To represent the Member in the Member's capacity as a stockholder of the Company, which authority shall include (but is not limited to) the authority to execute consent agreements and to attend any meetings of stockholders and to agree to or vote (or execute proxies in favor of others to agree or vote) in the name of the Member on all questions or matters, and specifically to either vote the Member's shares of Company stock against the Merger or to refrain from voting the Member's shares of Company stock in favor of the Merger;

         (b) To represent the Member and to take any action in the name of the Member as the Agent in his sole discretion determines appropriate in connection with the exercise of the Member's dissenter's rights under the ABCA, which authority shall include (but is not limited to) the authority to send the notices required by ABCA Sections 10-2B-13.21, 10-2B-13.23 and 10-2B-13.28;

         (c) To initiate, prosecute, defend and otherwise represent the Member in any judicial proceeding (whether as plaintiff or defendant) that the Agent in his sole discretion determines appropriate in connection with the exercise of the Member's dissenter's rights under the ABCA or otherwise to further the interests of the Member or the Group, and, in connection therewith, to apply for and obtain any attachments, sequestrations, injunctions and appeals, give any requisite security, and sign any necessary bonds;

         (d) To refer the Member's dissenter's rights claim, and any related claim or dispute to arbitration or mediation, and to initiate, prosecute, defend and otherwise represent the Member in any arbitration or mediation proceedings relating to the Member's dissenter's rights claim or any related claim or dispute (whether as plaintiff or defendant);

         (e) To settle and compromise the Member's dissenter's rights claim and any related claim, dispute or proceeding, and grant in the name of the Member any releases or indemnifications that the Agent in his sole discretion, determines appropriate in connection therewith;

         (f) To cause the shares of Company stock that are currently registered in the name of the Member to be registered in the Agent's name, in his capacity as Agent for the Member, to obtain or cause to be affixed to the certificates representing those shares any endorsements, legends or other notations as may be required by the ABCA or as the Agent, in his sole

3
October 22, 1997

                  discretion deems appropriate in connection with the exercise of the Member's dissenter's rights claim or the exercise of any powers granted to the Agent hereunder;

         (g) To engage attorneys, valuation experts and other professionals in connection with the Agent's exercise of the Member's dissenter's rights claim or in connection with the prosecution or defense of any related claim, or in connection with the Agent's exercise of any of the other powers granted to the Agent in this Agreement, which grant of authority includes, but is not limited to, the authority to engage the law firm of Gardner, Middlebrooks, Fleming & Hamilton, P.C., on the terms set forth in the engagement letter attached hereto as Exhibit A, and to engage the services of Stone, Pigman, Walther, Wittmann & Hutchinson on the terms set forth in the engagement letter attached hereto as Exhibit B.

         (h) To receive and receipt for all monetary awards, settlement proceeds or other monies payable to the Member or for the Member's shares of Company stock as a result of the Merger or the exercise of the Member's dissenters' rights claim.

         (i) To take any other action concerning the Company and the Member's status as a shareholder or exerciser of dissenter's rights with respect to the Company, as fully, completely and effectively and for all intents and purposes with the same validity as though the action had been expressly provided for herein and as though the Member had taken the action in person.

         (j) To make, sign and execute in the name of the Member all agreements, contracts and instruments that may be necessary or convenient in the Agent's sole discretion to carry out any actions or transactions entered into by the Agent for the Member or to enable the Agent to fully exercise the powers granted herein and to include therein such terms, conditions and provisions as the Agent shall deem appropriate and to bind the Member as firmly as though each instrument had been signed by the Member in person.

The actions undertaken by the Agent for the Member, and all transactions entered into by the

4
October 22, 1997


Agent for the Member shall be on such terms and conditions as to payment and otherwise as the Agent may in his sole discretion determine. The Member hereby agrees to ratify and confirm all actions that the Agent shall take pursuant to this Agreement.


2.       ESTABLISHMENT OF GROUP.
         ----------------------
              (a) The Group will be composed of all Group Members who make their initial contribution to the Escrow Account in accordance with subsection
(b) below. The Member acknowledges that the Agent will cause an SEC Schedule 13D (the "Schedule 13D") to be filed in connection with the formation of the Group, pursuant to the provisions of Section 13(d) of the Securities Exchange Act of 1934. In order to enable the Agent to file the Schedule 13D, the member has provided to the Agent the information set forth on Exhibit C attached hereto and made a part hereof. The Member represents and warrants that the information set forth on Exhibit C is accurate and complete, and the Member agrees to provide all additional information as the Agent or any attorneys for the Group may from time to time request in connection with the filing of the Schedule 13D, any amendments or supplements thereto, or in connection with the exercise of the Member's dissenter's rights or the exercise of any powers granted to the Agent hereunder.

              (b) At any time after the Agent has received membership commitments such as this Agreement from Group Members owning in the aggregate at least 500,000 shares of Company stock, the Agent may send to each Group Member a notice to that effect (the "Commencement Notice"), which Commencement Notice will include (i) the names of all Group Members, (ii) the number of shares owned by each Group Member, and (iii) the percentage of the total number of shares of Company stock owned by all Group Members that each Group Member owns (the "Applicable Percentage"). Contemporaneously with the execution of this Agreement, the Member has paid to the Agent the Member's initial contribution to the Escrow Account, which contribution is equal to the product of $0.20 multiplied by the number of Company shares owned by the Member.

3.       ESTABLISHMENT OF ESCROW ACCOUNT.
         -------------------------------

              (a) The Agent will establish an account (the "Escrow Account") at Whitney Bank of Alabama, N.A., or any other financial institution as the Agent, in his sole discretion, designates from time to time. The Agent will have no responsibility or liability for the failure or insolvency of the institution at which the Escrow Account is established. The initial contributions by the Group Members to the Escrow Account pursuant to Section 2 above, together with all proceeds of Cash Calls (defined below), and any proceeds from any judgment or settlement of the Group Members' dissenters' rights claims, or otherwise received by the Agent with respect to the Company shares, shall be deposited into the Escrow Account and

5
October 22, 1997



applied in accordance with this Agreement. All right, title and interest in and into the Escrow Account shall vest in the Agent, on behalf of the Group Members, and the Escrow Account shall be subject to the exclusive dominion and control of the Agent. The Escrow Account may be non-interest bearing or interest-bearing, in the discretion of the Agent.

              (b) The Agent shall use the funds in the Escrow Account to pay all expenses incurred by the Agent in connection with the preparation of this Agreement and the formation of the Group, and all expenses incurred by the Agent in connection with this Agreement and the exercise of the Agent's rights, powers and duties hereunder (collectively, "Group Expenses"). Without limiting the generality of the foregoing, Group Expenses shall include fees and disbursements of attorneys, valuation experts, investment bankers or other professionals engaged by Agent in connection herewith, court costs, postage, telephone charges, airfare and lodging. Group Expenses shall also include any expenses incurred by the Agent in connection with any claim, defense or counterclaim against the Agent. Upon request, the Agent will provide to any Group Member a statement showing receipts and disbursements from the Escrow Account. Following termination of this Agreement and the Group pursuant to subsection 5(b), the Agent will distribute to each Group Member his or her Applicable Percentage of the funds in the Escrow Account.

              (c) If at any time the Agent determines, in his sole discretion, that the funds remaining in the Escrow Account may be insufficient to meet projected Group Expenses, then the Agent may deliver to the Group Members a notice (a "Cash Call"), notifying the Group Members of the amount required to be deposited into the Escrow Account, and indicating each Group Member's Applicable Percentage of the required total amount. The Member agrees to pay the amount required by any Cash Call within fifteen (15) days from receipt of the Cash Call notice. If the Member fails to pay a Cash Call, then the Member agrees that he of she will be further obligated to pay interest on the Cash Call amount from the due date until paid, at an annual rate equal to four percent (4%) over the Prime Rate published in the Wall Street Journal on the due date of the Cash Call.

              (d) As security for the Member's obligation to pay all Cash Calls hereunder and for the prompt payment and performance of all other obligations of the Member hereunder, the Member hereby grants to the Agent a security interest in (i) the shares of Company stock owned by the Member, (ii) any funds hereafter on deposit in the Escrow Account which are distributable to the Member, (iii) the Member's rights in and to any judgment or settlement obtained in connection with the exercise of the Member's dissenters' rights, and (iv) all proceeds of any of the foregoing. In the event that the Member defaults in the payment of any Cash Call, or in the payment or performance of any other obligation hereunder, the Agent shall have all rights of a secured party under Article IX of the Uniform Commercial Code, as adopted in the state of Alabama, with respect to the collateral described in the preceding sentence. Delay by the Agent in exercising any right or remedy with respect to any default by the Member

6
October 22,1997


hereunder shall not be construed as a waiver of that default, and the Member specifically acknowledges that the Agent may, but shall be under no obligation to, refrain from exercising the Agent's remedies hereunder until immediately prior to the termination of this Agreement, at which time the Agent may offset all amounts due from the Member hereunder (including interest, attorneys' fees and expenses) against amounts distributable to the Member from the Escrow Account. To perfect the security interest granted herein, and to further the Agent's exercise of the powers granted to the Agent hereunder, the Member has simultaneously with his or her execution of this Agreement delivered to the Agent the certificates representing all shares of Company stock owned by the Member, duly endorsed in blank.

              (e) Notwithstanding the provisions of subsection (d) above, if the Member has heretofore granted a security interest in the Member's Company shares to a financial institution or to another broker-dealer registered with the National Association of Securities Dealers (collectively, "Lienholders" and individually a "Lienholder"), then (i) the security interest granted in subsection (d) shall be second in priority to the Lienholder's security interest, (ii) the Lienholder shall be permitted to continue to hold the certificates representing all shares of Company stock owned by the Member,
(iii)contemporaneously with the Member's delivery of this Agreement to the Agent, the Member shall notify the Agent of the name and address of the Lienholder, the amount of the indebtedness and such other information as the Agent may reasonably request, and (iv) the provisions of this subsection shall apply. The Member hereby authorizes and directs the Agent to pay to the Lienholder all sums required for the Lienholder to release it's security interest in the Member's shares of Company stock. Payments pursuant to the preceding sentence shall be made only from any monetary awards, settlement proceeds or other monies received by the Agent for the account of the Member or for the Member's shares of Company stock (and not from any sums contributed to the Escrow Account by the Member), and shall be made prior to the distribution of any sums from the Escrow Account to the Member. Subject to the payment of any indebtedness of the Member to a Lienholder that is secured by the Member's shares of Company stock, the Member hereby authorizes and directs the Lienholder to deliver to the Agent all of the Member's shares of Company stock, together with the proceeds of any monetary awards, settlement proceeds or other monies received by the Lienholder for the account of the Member or for the Member's shares of Company stock. Prior to the payment of any indebtedness of the Member to the Lienholder that is secured by the Member's shares of Company stock, the Lienholder shall hold the Member's shares of Company stock in street name or appropriately endorsed to allow negotiation by the Lienholder and the Agent, both as security for the Member's indebtedness to the Lienholder and as third-party agent for the Agent to perfect the security interest granted to the Agent in subsection (d) above. The Member agrees to execute any intercreditor agreements or similar documents as may be requested by the Agent or the Lienholder to further evidence or perfect the matters addressed in this subsection.

              (f) Notwithstanding the provisions of subsection (d) above, if the Member desires

7
October 22, 1997


to grant a security interest in the Member's Company shares to a Lienholder at any time during the term of this Agreement, then (i) the security interest granted in subsection (d) shall be second in priority to the Lienholder's security interest, (ii) the Lienholder shall be permitted to hold the certificates representing all shares of Company stock owned by the Member, (iii) prior to the Member's grant of the security interest to the Lienholder, the Member shall notify the Agent of the name and address of the Lienholder, the amount of the indebtedness and such other information as the Agent may reasonably request, and (iv) the provisions of this subsection shall apply. Upon receipt of a notice of the Member's desire to grant a security interest to a Lienholder pursuant to the preceding sentence, and provided that the Member has paid all Cash Calls and otherwise complied with all obligations of the Member under this Agreement, the Agent shall deliver the Company shares owned by the Member to the Lienholder. Thereafter, the Lienholder shall hold the Member's shares of Company stock in street name or appropriately endorsed to allow negotiation by the Lienholder and the Agent, both as security for the Member's indebtedness to the Lienholder and as third-party agent for the Agent to perfect the security interest granted to the Agent in subsection (d) above. The Member agrees to execute any intercreditor agreements or similar documents as may be requested by the Agent or the Lienholder to further evidence or perfect the matters addressed in this subsection.


4.       DUTIES AND RESPONSIBILITIES OF AGENT.
         ------------------------------------

              (a) The Agent will perform the duties and exercise the powers granted to the Agent hereunder in good faith and with reasonable diligence. The Agent will, upon the request of any Group Member, provide to the Group Member a report on the current status of the dissenters' rights proceedings, and will deliver to the Group Member a copy of any document or materials in the possession of the Agent as the Group Member may specifically request. Except as specifically provided herein, the Agent shall not have any duty or responsibility to provide any Group Member with any reports or other information.

              (b) The Member expressly acknowledges that neither the Agent nor any of his attorneys, agents, or affiliates has made any representations or warranties to the Member and no act hereinafter taken by any of these persons shall be deemed to constitute any representation or warranty to the Member. Notwithstanding any provision to the contrary in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor any fiduciary relationship within any Group Member, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent. Further notwithstanding any other provision of this Agreement, the Agent shall not be liable for any action taken or omitted to be taken by the Agent in accordance with this Agreement except for his own gross negligence or willful misconduct. The Agent shall not be responsible for the negligence or misconduct of any attorneys, agents or other representatives selected by him provided that such selection occurs without gross negligence or

8
October 22, 1997

willful misconduct. The Agent shall not be responsible for any act or failure to act by any Lienholder.

              (c) Any advice or statements of legal counsel shall be full and complete authorization and protection in respect of any action taken or suffered to be taken by the Agent hereunder in good faith and in accordance therewith. The Agent may rely, and shall be fully protected in acting, upon any statement, certificate, instrument, opinion, report, notice, request, consent, order, or other paper believed by him to be genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies, telecopies and telexes to have been sent by the proper party or parties. The Agent shall not be under any obligation to exercise any of the rights or powers vested in the Agent by this Agreement, whether at the request of a Group Member or otherwise, unless the funds in the Escrow Account, as determined in the sole discretion of the Agent, are sufficient to adequately provide for the expenses and liabilities which may incurred by the Agent in compliance with such request or direction. No provision of this Agreement shall be deemed to impose any duty or obligation on the Agent to perform any act or exercise any right, power, duty or obligation conferred or imposed on the Agent, in any jurisdiction in which it shall illegal, or in which the Agent shall be unqualified or incompetent to perform any such act or acts or to exercise any such right, power, duty or obligation.

              (d) The Member agrees to pay, indemnify and hold the Agent and the Agent's affiliates, attorneys and representatives harmless from and against the Member's Applicable Percentage of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including without limitation attorneys' fees) or disbursements of any kind or nature with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the exercise of the Member's dissenters' right, or any other action undertaken in connection with this Agreement, unless arising from the gross negligence or willful misconduct of the Agent. The Member further agrees to indemnify and hold harmless the Agent and the Agent's affiliates, attorneys and representatives from and against all expense, loss or damage suffered by reason of any claim, defense or counterclaim against the Agent arising out of or in connection with the exercise of the Member's dissenters' rights, or any other action undertaken in connection with this Agreement. The provisions of this subsection shall survive the termination of this Agreement. The Member specifically acknowledges and agrees that any payments due from the Member under this subsection may be deducted by the Agent from any amounts payable to the Member from the Escrow Account.

              (e) The Agent may at any time, by giving written notice to the Group Members, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon the appointment of a successor Agent. As promptly as practicable after the giving of any notice of resignation, the Group Members by written consent signed by Group Members whose Applicable Percentages aggregate more than fifty percent (50%) (the "Required Group

9
October 22, 1997


Members") shall elect a successor Agent. If no successor Agent shall be appointed within thirty (30) days after the Agent gives his notice of resignation, the Agent may apply to any court of competent jurisdiction to appoint a successor Agent to act until such time, if any, as a successor shall have been appointed by the Group Members as provided in the preceding sentence. The Group Members, by a written consent signed by the Required Group Members, may at any time upon giving 10 days' prior written notice to the Agent and the other Group Members, remove the Agent and appoint a successor Agent, such removal to be effective upon the acceptance of such appointment by the successor Agent. The Agent shall deliver to any successor Agent any documents in his possession that he is holding in his capacity as Agent. The Agent who has resigned or been removed shall be entitled to be reimbursed for all costs and expenses to the extent incurred or arising, or relating to events occurring, before his resignation or removal. On the written request of the successor Agent, the predecessor Agent shall execute and deliver any instruments (including endorsing any stock certificates registered in the name of the predecessor Agent) as may be required to transfer to the successor Agent all rights, powers, trusts, duties, authority and title of the predecessor Agent hereunder.

5.       WITHDRAWAL AND TERMINATION.
         --------------------------

              (a) Upon ten (10) days' prior written notice to the Agent, the Member may withdraw from the Group. Upon the effective date of the withdrawal,
(i) the authority granted to the Agent in Section 1 shall terminate and cease to be of any further force or effect, (ii) the Group Member will have no further responsibility for any Cash Calls made after the effective date of withdrawal, and (iii) provided that the Group Member has paid all Cash Calls and otherwise complied with and discharged all obligations hereunder, the Agent shall deliver to the Member all certificates representing Company stock owned by the Member, which certificates shall be properly endorsed if registered in the name of the Agent. Withdrawal by the Member shall not entitle the Member to be reimbursed any sums from the Escrow Account, and shall not relieve the Group Member from the obligation to pay any Cash Calls made by the Agent prior to the effective date of withdrawal. Upon the withdrawal of any Member, the Applicable Percentage of the remaining Members shall be recomputed to reflect the withdrawal. Notwithstanding any withdrawal, the Member will continue to be bound under all provisions of this Agreement that survive the termination hereof, including, without limitation, subsections 4(d), 6(a) and 6(b).

              (b) This Agreement will terminate and be of no further force and effect, except for the provisions hereof which survive the termination of this Agreement, and the Group will be considered terminated for all purposes hereunder, upon the last to occur of (i) the final resolution of the dissenters' rights claims of the Group, and the final resolution of any other litigation, arbitration or other proceedings instituted in connection herewith, whether by settlement or final judgment, (ii) the receipt by the Agent and deposit into the Escrow Account of the proceeds payable under any such settlement or judgment for the Company stock owned

10
October 22, 1997


by the Group Members, and (iii) the distribution to each Group Member of his or her Applicable Percentage of the Escrow Account (less any delinquent Cash Calls or other amounts owed by the Group Member). As a condition of the Agent's distribution to the Member of any sums from the Escrow Account, the Agent may require that the Member release the Agent from any claims, liabilities or responsibilities arising as a result of this Agreement or the Agent's service as Agent hereunder, and the Member agrees to execute any document(s) as the Agent may request to evidence such release.

6.       MISCELLANEOUS.
         -------------

              (a) The Member acknowledges that (i) the Agent is acting hereunder in his individual capacity, and not as an agent of any Lienholder, or Cooper, Mitch, Crawford, Kuykendall & Whatley ("CMCKW"), (ii) neither CMCKW nor any Lienholder is advising the Agent in connection with this Agreement, and neither CMCKW nor any Lienholder will advise the Agent in connection with any act or decision not to act undertaken after the execution of this Agreement, and
(iii) neither CMCKW nor any Lienholder will be responsible in any manner whatsoever with respect to any action or inaction of the Agent hereunder. The Member agrees not to sue or otherwise look to either CMCKW or any Lienholder for the satisfaction of any claim or alleged liability of the Agent hereunder. In the event of a breach by the Member of the agreement set forth in the preceding sentence, the Member agrees to pay all reasonable attorneys' fees and other costs and expenses incurred by either CMCKW or any Lienholder in connection with the defense (or prosecution) of any suit or claim, and to resolve the matter in accordance with Section 6(b) of this Agreement.

              (b) Any claim or controversy that arises out of or relates in any way to this Agreement or any alleged breach of it, shall be subject to binding arbitration before either the National Association of Securities Dealers or the New York Stock Exchange, pursuant to the rules of the organization selected. The arbitration shall take place in Mobile, Alabama. The party initiating the proceeding shall select the forum. The prevailing party shall be entitled to reasonable attorneys' fees and costs. The parties to the agreement hereby waive any rights they might have to assert a claim for punitive damages for any and all acts and omissions that arise out of or are related to this Agreement.

              (c) The Agent shall have the same rights with respect to the Company stock owned by the Agent as any other Group Member, and may exercise such rights as though he were not the Agent hereunder.

              (d) This Agreement will be governed by, construed and enforced in accordance with the laws of the state of Alabama.

                  (e) This agreement constitutes a proxy and agency agreement, and shall not be

11
October 22, 1997


construed as creating any partnership or other relationship among the Agent and the Member, or any other Group Member(s).

              (f) All notices and other communication required or permitted hereunder shall be given to the Agent at the following address:

               Frederick T. Kuykendall, III
               Cooper, Mitch, Crawford, Kuykendall & Whatley
               505 North 20th Street, Suite 1100
               Birmingham, Alabama  35203
               Telecopier No.: (205) 328-9669


All notices or other communications required or permitted hereunder to the Group Member will be given at the business address set forth on Exhibit C attached hereto and made a part hereof. Either party may change its address for notices by providing notice to the other party of the new address. All notices hereunder shall be sent either by postage prepaid, certified mail, return receipt requested, by any nationally recognized overnight courier service, by personal delivery, or by telecopier. Notices sent by certified mail will be deemed received on the third (3rd) day after postmark, notices sent by overnight courier will be deemed received on the next business day after delivery to the courier service, and notices sent by telecopier will be deemed received upon the sender's receipt of electronic telecopier confirmation.


              (g) By signing below, the Agent and the Member indicate their acceptance of and agreement to be bound by all of the terms and conditions of this Agreement.


                                 AGENT:


                                 /s/ Frederick T. Kuykendall, III
                                 -----------------------------------------


                                 GROUP MEMBERS:


                                 E. HARMON ANDERSON, JR.


                                 By:/s/ E. Harmon Anderson, Jr.
                                    --------------------------------------
                                    E. Harmon Anderson, Jr.

12
October 22, 1997


                                 REBECCA V. ANDERSON


                                 By:/s/ Rebecca V. Anderson
                                    --------------------------------------
                                    Rebecca V. Anderson


                                 ANNWILL CORPORATION


                                 By:/s/ William O. Haas
                                    --------------------------------------
                                    William O. Haas, President


                                 ANN S. BEDSOLE, EXECUTRIX


                                 By:/s/ Ann S. Bedsole
                                    --------------------------------------
                                    Ann S. Bedsole, Executrix


                                 RUTH W. BEDSOLE, INDIVIDUALLY
                                 AND AS EXECUTRIX OF THE JAMES
                                 BEDSOLE ESTATE


                                 By:/s/ Ruth W. Bedsole
                                    --------------------------------------
                                    Ruth W. Bedsole


                                 RICHARD BOUNDS


                                 By:/s/ Richard Bounds
                                    --------------------------------------
                                    Richard Bounds

13
October 22, 1997



                                 BRYANELL S. BROWN


                                 By:/s/ Bryanell S. Brown
                                    --------------------------------------
                                    Bryanell S. Brown


                                 DARRELL BROWN


                                 By:/s/ Darrell Brown
                                    --------------------------------------
                                   Darrell Brown


                                 DARRELL RAIFORD BROWN


                                 By:/s/ Darrell Raiford Brown
                                    --------------------------------------
                                   Darrell Raiford Brown


                                 CAROLINE BROWN


                                 By:/s/ Caroline Brown
                                    --------------------------------------
                                    Caroline Brown


                                 PAUL E. BROWN


                                 By:/s/ Paul E. Brown
                                    --------------------------------------
                                    Paul E. Brown


                                 MOLLYE S. CALLAHAN


                                 By:/s/ Mollye S. Callahan
                                    --------------------------------------
                                    Mollye S. Callahan

14
October 22, 1997



                                 WILLIAM M. CALLAHAN, JR.


                                 By:/s/ William M. Callahan, Jr.
                                    --------------------------------------
                                    William M. Callahan, Jr.


                                 DAVID G. CHUNN


                                 By:/s/ David G. Chunn
                                    --------------------------------------
                                    David G. Chunn


                                 JOHN R. CROSS


                                 By:/s/ John R. Cross
                                    --------------------------------------
                                    John R. Cross


                                 JOHN RANDOLPH DELCHAMPS


                                 By:/s/ John Randolph Delchamps
                                    --------------------------------------
                                    John Randolph Delchamps


                                 NANCY H. DELCHAMPS


                                 By:/s/ Nancy H. Delchamps
                                    --------------------------------------
                                    Nancy H. Delchamps


                                 RAINE BEDSOLE DEMMAS


                                 By:/s/ Raine Bedsole Demmas
                                    --------------------------------------
                                    Raine Bedsole Demmas

15
October 22,1997



                                 ADELINE D. FOSTER


                                 By:/s/ Adeline D. Foster
                                    --------------------------------------
                                    Adeline D. Foster


                                 JOHN E. FOSTER, M.D.

                                 By:/s/ John E. Foster, M.D.
                                    --------------------------------------
                                    John E. Foster, M.D.


                                 ANN R. HAAS


                                 By:/s/ Ann R. Haas
                                    --------------------------------------
                                    Ann R. Haas


                                 WILLIAM O. HAAS


                                 By:/s/ William O. Haas
                                    --------------------------------------
                                    William O. Haas


                                 W. DWIGHT HARRIGAN


                                 By:/s/ W. Dwight Harrigan
                                    --------------------------------------
                                    W. Dwight Harrigan


                                 WILLIAM DWIGHT HARRIGAN, III
                                 TRUSTEE, ANDREW BOYD HARRIGAN
                                 TRUST OF 1990


                                 By:/s/ William Dwight Harrigan, III
                                    --------------------------------------
                                    William Dwight Harrigan, III, Trustee

16
October 22,1997


                                 ANN B. HEARIN


                                 By:/s/ Ann B. Hearin
                                    --------------------------------------
                                    Ann B. Hearin


                                 JOAN H. HEARN


                                 By:/s/ Joan H. Hearn
                                    --------------------------------------
                                    Joan H. Hearn



                                 ANN A. HINOTE


                                 By:/s/ Ann A. Hinote
                                    --------------------------------------
                                    Ann A. Hinote


                                 SAMUEL I. HINOTE, INDIVIDUALLY
                                 AND AS CUSTODIAN FOR AMY E.
                                 HINOTE


                                 By:/s/ Samuel I. Hinote
                                    --------------------------------------
                                    Samuel I. Hinote, Individually and as
                                     Custodian for Amy E. Hinote


                                 THOMAS A HORST, JR.


                                 By:/s/ Thomas A. Horst, Jr.
                                    --------------------------------------
                                    Thomas A. Horst, Jr.

17
October 22, 1997



                                 DIANE A. IRELAND


                                 By:/s/ Diane A. Ireland
                                    --------------------------------------
                                    Diane A. Ireland


                                 SCOTT B. IRELAND


                                 By:/s/ Scott B. Ireland
                                    --------------------------------------
                                    Scott B. Ireland


                                 FREDERICK T. KUYKENDALL, III


                                 By:/s/ Frederick T. Kuykendall, III
                                    --------------------------------------
                                    Frederick T. Kuykendall, III


                                 MARSHA A. LAUDER


                                 By:/s/ Marsha A. Lauder
                                    --------------------------------------
                                    Marsha A. Lauder



                                 ROBERT E. LEE


                                 By:/s/ Robert E. Lee
                                    --------------------------------------
                                    Robert E. Lee

18
October 22,1997

                                 JOHN H. MARTIN, INDIVIDUALLY
                                 AND AS CUSTODIAN FOR JULIA
                                 MCGOWIN MARTIN, WHITE SMITH
                                 MARTIN, THE JOHN H. MARTIN IRA
                                 AND THE JOHN H. MARTIN 401K


                                 By:/s/ John H. Martin
                                    --------------------------------------
                                    John M. Martin


                                 PAUL H. PARHAM


                                 By:/s/ Paul H. Parham
                                    --------------------------------------
                                    Paul H. Parham


                                 JOHN S. PARKER


                                 By:/s/ John S. Parker
                                    --------------------------------------
                                    John S. Parker


                                 RODNEY A. PILOT


                                 By:/s/ Rodney A. Pilot
                                    --------------------------------------
                                    Rodney A. Pilot


                                 J. PAUL SIMS


                                 By:/s/ J. Paul Sims
                                    --------------------------------------
                                    J. Paul Sims

19
October 22, 1997


                                 JACQUELINE E. SIMS


                                 By:/s/ Jacqueline E. Sims
                                    --------------------------------------
                                    Jacqueline E. Sims


                                 G. MARSHALL SMITH


                                 By:/s/ G. Marshall Smith
                                    --------------------------------------
                                    G. Marshall Smith


                                 GLORIA G. SMITH


                                 By:/s/ Gloria G. Smith
                                    --------------------------------------
                                    Gloria G. Smith


                                 LAWRENCE P. THOMAS


                                 By:/s/ Lawrence P. Thomas
                                    --------------------------------------
                                    Lawrence P. Thomas


                                 JANET M. THOMAS


                                 By:/s/ Janet M. Thomas
                                    --------------------------------------
                                    Janet M. Thomas


                                 HUGH C. VAN HOOSER


                                 By:/s/ Hugh C. Van Hooser
                                    --------------------------------------
                                    Hugh C. Van Hooser

20
October 22,1997



                                 OLIVE VAN HOOSER


                                 By:/s/ Olive Van Hooser
                                    --------------------------------------
                                    Olive Van Hooser


                                 BRENT H. WALDRON


                                 By:/s/ Brent H. Waldron
                                    --------------------------------------
                                    Brent H. Waldron


                                 GEORGE J. WALDRON, III


                                 By:/s/ George J. Waldron, III
                                    --------------------------------------
                                    George J. Waldron, III


                                 JOAN H. WALDRON


                                 By:/s/ Joan H. Waldron
                                    --------------------------------------
                                    Joan H. Waldron


                                 JOEL MICHAEL WALDRON


                                 By:/s/ Sharon W. Padgett
                                    --------------------------------------
                                    Sharon W. Padgett, Guardian


                                 MAE S. WALDRON


                                 By:/s/ Mae S. Waldron
                                    --------------------------------------
                                    Mae S. Waldron

21
October 22, 1997



                                 HOSEA O. WEAVER & SONS, INC.


                                 By:/s/ Paul E. Weaver
                                    --------------------------------------
                                    Paul E. Weaver, President